UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 8, 2008
NUVASIVE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4545 Towne Centre Court, San Diego, California 92121
(Address of principal executive offices, with zip code)
(858) 909-1800
(Registrant’s telephone number, including area code)
n/a
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     Asset Purchase Agreement
     On May 8, 2008 NuVasive, Inc. a Delaware corporation (the “Company”) entered an Asset Purchase Agreement (the “Purchase Agreement”) with Osiris Therapeutics, Inc., a Delaware corporation (the “Seller”), whereby the Company agreed to acquire Osteocel® , Osteocel® XO and certain related assets from the Seller for $35 million in cash at closing, plus additional milestone-based contingent payments not to exceed $50 million in either cash or a combination of cash and stock, at the Company’s election (the “Transaction”). The Transaction price will be funded out of the Company’s available cash and the Transaction is not subject to financing conditions. The Company anticipates that the closing will occur in the third quarter of 2008, subject to Seller stockholder approval and customary regulatory approvals.
     The Transaction has been approved by the Boards of Directors of both the Company and Seller.
     Consummation of the Transaction is subject to several closing conditions, including:
•	approval of the Transaction by the stockholders of Seller; and

•	expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
     The Purchase Agreement contains certain termination rights, including a termination fee of $2,000,000 to be paid by Seller to the Company upon termination of the Purchase Agreement in certain circumstances. The Purchase Agreement also contemplates that the parties will enter into a Manufacturing Agreement pursuant to which Seller will continue to manufacture the products acquired by the Company for a period of 18 months following the initial closing.
     Voting Agreements
     In connection with the Purchase Agreement, on May 8 2008, certain stockholders of Seller entered into voting agreements with the Company (the “Voting Agreements”), pursuant to which such stockholders have agreed to vote their shares of common stock of the Seller in favor of the Transaction.
Item 8.01 Other Events.
     On May 8, 2008 the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1.
Forward-Looking Statements
     The Company cautions you that statements included in this Report on Form 8-K that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties, relative to the proposed acquisition, include, but are not limited to: the risk that the parties may not consummate the transaction in the expected timeframe or that intervening factors may cause the parties to alter the terms (financial or otherwise)of the transaction; the risk that NuVasive may not be able to achieve expected synergies and strategic benefits from Osteocel or the acquired technology; the risk that NuVasive will not be able to successfully integrate the acquired operations; the risk that revenues or profits following the transaction will be lower than expected; the risk that business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) is greater than expected following the transaction; and the risk that NuVasive will not be able to acquire or produce a sufficient supply of product following the transaction. Additionally, other factors that could cause actual growth and results to differ materially include, but are not limited to: the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

Additionally, risks and uncertainties related to the Company are more fully described in the Company’s press releases and periodic filings with the Securities and Exchange Commission. The Company’s public filings with the Securities and Exchange Commission are available at www.sec.gov. The Company assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release of NuVasive, Inc. issued on May 8, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2008
NUVASIVE, INC.
	By:	/s/ Alexis V. Lukianov
Alexis V. Lukianov
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release of NuVasive, Inc. issued on May 8, 2008.